Exhibit 15.5

Independent Auditors Report (Page 1 of 4) - This page has purposefully been left blank

Independent Auditors Report (Page 2 of 4) - This page has purposefully been left blank

Independent Auditors Report (Page 3 of 4) - This page has purposefully been left blank

Independent Auditors Report (Page 4 of 4) - This page has purposefully been left blank

Shareholder Information (Page 1 of 2) – This page has purposefully been left blank

Shareholder Information (Page 2 of 2) – This page has purposefully been left blank

Corporate Directory – This page has purposefully been left blank

Back Cover – This page has purposefully been left blank